Filed Pursuant to Rule 424(b)(5)
Registration Number 333-178017

The information in this preliminary prospectus supplement is not complete and may be changed. We will amend and complete the information in this preliminary prospectus supplement. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 25, 2013

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 16, 2011)

$400,000,000

Stanley Black & Decker, Inc.

    % Fixed-to-Floating Rate Junior Subordinated Debentures due 2053

The debentures will bear interest from the date they are issued to, but excluding, December 15, 2018, at an annual rate of     %, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2014 and ending on December 15, 2018. From, and including, December 15, 2018, the debentures will bear interest at an annual rate equal to three-month LIBOR plus     %, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2019. We may defer interest payments during one or more deferral periods for up to five consecutive years per deferral period as described in this prospectus supplement. See “Description of the Debentures—Option to Defer Interest Payments.”

If we are deferring interest payments on the debentures, we may nevertheless, in certain circumstances, pay interest and make contract payments, including any deferred interest and contract payments in respect of debt securities or purchase contracts relating to our outstanding convertible preferred units, our New Equity Units (as defined herein) being offered concurrently with this offering and future equity units or purchase contracts, without resuming payment of interest on the debentures. See “Summary—Concurrent Equity Unit Offering” and “Description of the Debentures—Option to Defer Interest Payments.”

The debentures will mature on December 15, 2053. We may also redeem the debentures at our option, at any time at the redemption prices described in this prospectus supplement.

The debentures will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The debentures will be unsecured and will rank subordinate and junior in right of payment to all of our current and future senior indebtedness on the terms set forth in the subordinated indenture pursuant to which the debentures will be issued. The debentures will not be obligations of or guaranteed by any of our subsidiaries. As a result, the debentures will also be structurally subordinated to all debt and other liabilities of our subsidiaries.

The debentures will be a new issue of securities with no established trading market. The debentures will not be listed on any securities exchange.

See “Risk Factors” beginning on page S-6 of this prospectus supplement to read about important factors you should consider before buying the debentures.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Debenture		Total
Initial public offering price(1)		%	$
Underwriting discount and commissions		%	$
Proceeds, before expenses, to Stanley Black & Decker, Inc.		%	$

(1)	Plus accrued interest, if any from , if settlement occurs after that date.

The underwriters expect to credit securities entitlements with respect to the debentures in book-entry form through the facilities of The Depository Trust Company to the accounts of its participants, including Clearstream Banking, Société Anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on             , 2013.

Joint Book-Running Managers

Deutsche Bank Securities	Goldman, Sachs & Co.	Wells Fargo Securities

Co-Managers

BNP PARIBAS	BofA Merrill Lynch	Citigroup	Credit Suisse	J.P. Morgan

            , 2013

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We have not, and the underwriters have not, authorized any other person to provide you with any information other than the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may authorize to be delivered to you and the documents incorporated by reference herein and therein. Neither we nor the underwriters take responsibility for, or provide any assurance as to the reliability of, any different or additional information. Neither we nor the underwriters are making an offer to sell the debentures in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

This prospectus supplement contains the terms of this offering of debentures. This prospectus supplement may add, update or change information contained or incorporated by reference in the accompanying prospectus. In addition, the information incorporated by reference in the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus (or any information incorporated by reference therein), this prospectus supplement will apply and will supersede such information in the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein in making your investment decision. You should also read and consider the additional information in this prospectus supplement under the caption “Where You Can Find More Information.”

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may read and copy all or any portion of this information at the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. We maintain a website at www.stanleyblackanddecker.com. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

You can also inspect reports, proxy statements and other information about Stanley Black & Decker, Inc. at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement, the accompanying prospectus or any subsequently filed document deemed incorporated by reference. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that Stanley Black & Decker, Inc. has previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K). These documents contain important information about Stanley Black & Decker, Inc. and its finances.

•	Annual Report on Form 10-K for the fiscal year ended December 29, 2012;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 29, 2012 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 15, 2013;

•	Quarterly Reports on Form 10-Q for the quarterly period ended March 30, 2013, June 29, 2013 and September 28, 2013; and

•	Current Reports on Form 8-K filed January 14, 2013, April 19, 2013, July 3, 2013 and November 21, 2013.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the accompanying prospectus and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

Attention: Treasurer

(860) 225-5111

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference but not delivered with this prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents incorporated herein by reference contain or incorporate statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.

Those statements include trend analyses and other information relative to markets for our products and trends in our operations or financial results as well as other statements that can be identified by the use of forward-looking language such as “may,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” “projects,” “goals,” “objectives” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to risks and uncertainties, including but not limited to the risks described in any documents incorporated herein by reference. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

A variety of factors could cause our actual results to differ materially from the expected results expressed in our forward-looking statements, including those factors set forth in this prospectus supplement, the accompanying prospectus or any documents incorporated herein by reference, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our reports and other documents filed with the SEC. Factors that may cause our actual results to differ materially from those we contemplate by the forward-looking statements include, among others, the following possibilities:

•	inability to maintain and improve the overall profitability of our operations;

•	inability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges;

•	inability to achieve the goals of our previously announced organic growth initiatives;

•	inability to limit the impact of steel and other commodity and material price inflation through price increases and other measures;

•	inability to capitalize on future acquisition opportunities and to fund other initiatives;

•	inability to invest in routine business needs;

•	inability to continue improvements in working capital;

•	the risk that the cost savings and other synergies anticipated to be realized from our combination (the “merger”) with The Black & Decker Corporation and the acquisitions of Niscayah and Infastech, as well as future acquisitions, may not be fully realized or may take longer to realize than expected;

•	disruption from the merger or any other acquisition making it difficult to maintain relationships with customers, employees or suppliers;

•	failure to identify, complete and integrate acquisitions, or to integrate existing businesses, while limiting or otherwise managing associated costs or liabilities;

•	inability to limit restructuring and other payments associated with recent acquisitions;

•	inability to minimize or otherwise manage costs or liabilities associated with any sale or discontinuance of a business or product line, including any asset impairment, severance, restructuring, legal or other costs or liabilities;

•	the extent to which we have to write off accounts receivable or assets or experience supply chain disruptions in connection with bankruptcy filings by our customers or suppliers;

•	inability to generate free cash flow and maintain a strong debt to capital ratio, including focusing on reduction of debt as determined by management;

S-iv

•	inability to successfully settle routine tax audits;

•	inability to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible;

•	continued acceptance of technologies used in our products and services;

•	failure of our efforts to build upon our growth platforms and market leadership in Convergent Security Solutions, Infrastructure and Healthcare;

•	inability to manage existing Sonitrol and Mac Tools franchisee and distributor relationships;

•	continued access to credit markets on favorable terms, and the maintenance by us of an investment grade credit rating;

•	risks related to market instability caused by the threat of Eurozone countries exiting the European Monetary Union or defaulting on sovereign debt and any resulting break up of the European Monetary Union;

•	inability to negotiate satisfactory payment terms for the purchase and sale of goods, material and products;

•	inability to sustain the success of our marketing and sales efforts, including our ability to recruit and retain an adequate sales force and to maintain our customer base;

•	inability of the sales force to adapt to any changes made in the sales organization and achieve adequate customer coverage;

•	inability to develop and introduce new and high quality products, grow sales in existing markets, identify and develop new markets for our products and maintain and build the strength of our brands;

•	loss of significant sales volume from our larger customers;

•	inability to maintain or improve current production rates in our manufacturing facilities, to respond to significant changes in product demand, or to fulfill demand for new and existing products;

•	inability to implement, manage and maintain our operating systems effectively;

•	inability to continue successfully managing and defending claims and litigation;

•	pricing pressure and other changes within competitive markets;

•	increasing competition;

•	continued consolidation of customers, particularly in consumer channels;

•	inventory management pressures on our customers;

•	changes in laws, regulations and policies that affect us, including, but not limited to trade, monetary, tax and fiscal policies and laws;

•	risks relating to environmental matters, including changes in the estimated costs to remediate historical contamination and resolve related litigation;

•	risks arising out of changes in environmental laws or other requirements (or their interpretation or enforcement), including such laws or other requirements that may affect the content or production of our products;

•	the geographic distribution of future earnings and the effect of currency exchange fluctuations and impact of dollar/foreign currency exchange, taxes and interest rates on the competitiveness of products, our debt program and our cash flow;

•	the strength of the United States and European economies;

S-v

•	the impact the credit markets may have on us or our customers or suppliers;

•	the extent to which world-wide markets associated with homebuilding and remodeling remain weak or deteriorate;

•	the impact of events that cause or may cause disruption in our manufacturing, distribution and sales networks, such as war, terrorist activities, natural disasters, political unrest, and recessionary or expansive trends in world economies in which we operate, including, but not limited to, the extent and duration of the current recession in the United States economy; and

•	inability to raise our prices or otherwise mitigate cost increases generated by, for example, continued increases in the cost of energy or significant Chinese Renminbi or other currency appreciation or revaluation.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus supplement or, in the case of the accompanying prospectus or any documents incorporated by reference, the date of any such document. We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports to the SEC.

S-vi

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the debentures. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the sections entitled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 29, 2012, as may be supplemented by subsequently filed Quarterly Reports on Form 10-Q, and our financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “the Company,” “Stanley,” “we,” “our,” “us,” or similar terms mean Stanley Black & Decker, Inc. and its subsidiaries.

The Company

Stanley Black & Decker, Inc. was founded in 1843 by Frederick T. Stanley and incorporated in 1852. We are a diversified global provider of power and hand tools, mechanical access solutions (i.e., automatic doors and commercial locking systems), electronic security and monitoring systems, and products and services for various industrial applications. We have three primary growth platforms: Security, Engineered Fastening and Infrastructure. Stanley®, Black & Decker® and DeWalt® along with the family of Stanley Black & Decker, Inc. brands are recognized around the world for quality, innovation and value and are among the world’s most trusted brands.

Our principal executive office is located at 1000 Stanley Drive, New Britain, Connecticut 06053 and our telephone number is (860) 225-5111.

Concurrent Equity Unit Offering

We are concurrently offering (the “Equity Unit Offering”) 3,000,000 Equity Units (the “New Equity Units”), subject to market and other conditions. We expect that the New Equity Units will initially consist of $300.0 million aggregate principal amount of junior subordinated notes due 2018 (the “Equity Unit Junior Subordinated Notes”) and contracts to purchase, for an aggregate of $300.0 million, shares of our common stock. We have granted the underwriters in the Equity Unit Offering an option to purchase an additional 450,000 New Equity Units to cover over-allotments, if any.

We expect that quarterly contract adjustment payments will be made on the stated amount of $100 per New Equity Unit. We may defer contract adjustment payments on the New Equity Units and interest payments on the Equity Unit Junior Subordinated Notes. The Equity Unit Junior Subordinated Notes may be remarketed in certain circumstances. If the remarketing is successful, the interest rate on the Equity Unit Junior Subordinated Notes may be reset, interest will be payable on a semi-annual basis, the ranking of the Equity Unit Junior Subordinated Notes will change so that they will rank senior to the debentures and our other existing and future junior subordinated indebtedness and junior to existing and future senior indebtedness, and interest payments will no longer be deferrable. Common stock is expected to be delivered upon settlement of the purchase contracts in November 2016 (subject to early settlement in certain circumstances).

We expect to use approximately $         million of the net proceeds of the Equity Unit Offering to purchase from counterparties, including certain of the underwriters and their affiliates, options to acquire shares of our common stock issuable upon settlement of the purchase contracts entered into in connection with the Equity Unit Offering, based on the minimum number of our shares of common stock issuable under the purchase contracts and assuming the underwriters in the Equity Unit Offering exercise their over-allotment option in full. Each of

the option contracts is expected to have a term of approximately three years and to initially have a minimum exercise price of $        , which corresponds to the threshold appreciation price of the purchase contracts, and a maximum exercise price of $        , which is approximately     % higher than the closing price of our common stock on November     , 2013.

The consummation of the Equity Unit Offering is not subject to the completion of this offering and the completion of this offering is not subject to the completion of the Equity Unit Offering. There can be no assurance that the Equity Unit Offering will be consummated on the terms described above or at all.

The Offering—Q&A

For the purposes of this sub-section of the prospectus supplement summary, “we,” “us,” “our,” or “the Company” refers to Stanley Black & Decker, Inc., and not its subsidiaries.

What securities are being offered pursuant to this prospectus supplement?

We are offering $400,000,000 aggregate principal amount of our     % Fixed-to-Floating Rate Junior Subordinated Debentures due 2053, which will be referred to as the “debentures” in this prospectus supplement. The debentures will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be represented by one or more fully registered global certificates deposited with The Depository Trust Company (“DTC”). Beneficial interests in the global certificates will be maintained by DTC in book-entry form.

What interest will be paid by us?

Interest on the debentures will accrue from                     , 2013. We will pay interest on the debentures until maturity or earlier redemption, subject to our right to defer interest payments on the debentures.

Until, but excluding, December 15, 2018, the debentures will bear interest at an annual rate of     %, payable semi-annually in arrears on June 15 and December 15, beginning on June 15, 2014.

Beginning December 15, 2018, the debentures will bear interest at an annual rate equal to three-month LIBOR plus     % payable quarterly in arrears on March 15, June 15, September 15 and December 15, beginning on March 15, 2019.

When can payment of interest be deferred?

So long as there is no event of default with respect to the debentures, we may defer interest payments on the debentures, from time to time, for one or more interest periods (each, an “Optional Deferral Period”) of up to five consecutive years per Optional Deferral Period. In other words, we may declare at our discretion up to a five-year interest payment moratorium on the debentures, and may choose to do that on more than one occasion. We may not defer payments beyond the maturity date of the debentures (which is December 15, 2053). Any deferred interest on the debentures will accrue additional interest at a rate equal to the then-applicable interest rate on the debentures, to the extent permitted by applicable law. Once all accrued and unpaid interest on the debentures has been paid, we can begin a new Optional Deferral Period. We have no current intention of deferring interest payments on the debentures.

For a more complete description of our ability to defer the payment of interest, see “Description of the Debentures—Option to Defer Interest Payments.”

Even though you may not receive any interest payments on your debentures during an Optional Deferral Period, you will generally be required to include amounts in income for U.S. federal income tax purposes during such period, regardless of your method of accounting for U.S. federal income tax purposes. You should consult with your own tax advisor regarding the tax consequences of an investment in the debentures. See “United States Federal Income Tax Consequences” in this prospectus supplement.

If we defer interest for a period of five consecutive years from the commencement of an Optional Deferral Period, we will be required to pay all accrued and unpaid interest at the conclusion of the five-year period. If we fail to pay in full all accrued and unpaid interest at the conclusion of the five-year period and such failure continues for 30 days, such failure will constitute an event of default that could give rise to acceleration of principal and interest on the debentures. See “Description of the Debentures—Events of Default” in this prospectus supplement and “Description of Debt Securities—Events of Default” in the accompanying prospectus.

What restrictions are imposed on us during an Optional Deferral Period?

During any period in which we defer interest payments on the debentures, we will not, and will cause our majority-owned subsidiaries not to, do any of the following:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our indebtedness that ranks equal in right of payment with, or junior in interest to, the debentures;

•	make any payment under any purchase contract or similar agreement providing for the issuance by us of capital stock on a forward basis (including the Purchase Contract and Pledge Agreement, dated as of November 5, 2010, entered into by us in connection with the issuance of our convertible preferred units (the “Convertible Preferred Units”) and any purchase contract and pledge agreement for the forward issuance of our common stock we may enter into in connection with the Equity Unit Offering); or

•	make any guarantee payments regarding any guarantee by us of indebtedness of any other party if the guarantee ranks equal in right of payment with, or junior in interest to, the debentures.

These restrictions are subject to the exceptions set forth under “Description of the Debentures—Option to Defer Interest Payments.”

In spite of these restrictions, we will be permitted to make payments on our debt securities and related purchase contracts issued in connection with our outstanding Convertible Preferred Units, the New Equity Units being offered concurrently with this offering and future equity units that we issue to the extent we are not permitted to defer such payments, or we cannot successfully remarket the debt securities or issue our capital stock under the purchase contracts if we fail to make such payments. Specifically, if we are not current, and deferring interest, on the debentures, we may nevertheless bring current and pay interest in respect of debt securities and make payments on purchase contracts that would otherwise rank equal in right of payment with, or junior in interest to, the debentures. In the event of a successful remarketing of debt securities related to the Convertible Preferred Units, the New Equity Units or future equity units, we will, in settlement of the related purchase contracts, receive an amount equal to the principal amount of the remarketed debt securities; however, any payments in respect to interest, including deferred interest, on those debt securities and any payments on the related purchase contracts would reduce the amount of cash we have available to pay interest on the debentures. In the event of a failed remarketing of debt securities relating to the Convertible Preferred Units, the New Equity Units or future equity units, we expect that holders of those units would put the debt securities to us with the put proceeds being automatically used to settle the holders’ obligations under the corresponding purchase contracts, resulting in the retirement of the debt securities without a net payment of cash and the issuance of capital stock that would rank junior to the debentures. However, any payments on the related purchase contracts would reduce the amount of cash we have available to pay interest on the debentures. See “Description of the Debentures—Option to Defer Interest Payments.”

When can we redeem the debentures?

We may redeem the debentures at our option before their maturity:

•	in whole or in part on one or more occasions before December 15, 2018, at the redemption price plus accrued and unpaid interest described under “Description of the Debentures—Optional Redemption”;

•	in whole or in part on one or more occasions on or after December 15, 2018, at 100% of their principal amount plus accrued and unpaid interest; or

•	in whole but not in part before December 15, 2018, at 100% of their principal amount plus accrued and unpaid interest, if certain changes in tax laws, regulations or interpretations occur.

The circumstances under which the debentures may be redeemed, and the redemption prices, are more fully described below under the captions “Description of the Debentures—Optional Redemption” and “Description of the Debentures—Redemption Upon a Tax Event.”

What is the ranking of the debentures?

Our payment obligation under the debentures will be unsecured and will rank junior and be subordinated in right of payment to all of our Senior Indebtedness (as defined below under “Description of the Debentures—Subordination”) on the terms set forth in the subordinated indenture pursuant to which the debentures will be issued. The terms of subordination to our Senior Indebtedness are described below under “Description of the Debentures—Subordination.” The debentures will rank equal in right of payment to our outstanding 5.75% Junior Subordinated Debentures due 2052 (the “5.75% Junior Subordinated Debentures”). The debentures will rank equal in right of payment to our outstanding 4.25% Junior Subordinated Notes due 2018 (the “4.25% Junior Subordinated Notes”) and the Equity Unit Junior Subordinated Notes we expect to issue in connection with the Equity Unit Offering until these notes are remarketed in accordance with their terms, at which time the notes will become Senior Indebtedness ranking senior in right of payment to the debentures. Notwithstanding the foregoing, in certain circumstances we may continue to pay interest on our 4.25% Junior Subordinated Notes and the Equity Unit Junior Subordinated Notes and make quarterly contract adjustment payments on the purchase contracts related to the Convertible Preferred Units and any New Equity Units even if we have deferred interest on your debentures. See “Description of the Debentures—Option to Defer Interest Payments.” The debentures will not be obligations of or guaranteed by any of our subsidiaries. As a result, the debentures will also be structurally subordinated to all debt and other liabilities of our subsidiaries, which means that creditors and preferred stockholders of such subsidiaries will be paid from the assets of such subsidiaries before holders of the debentures would have any claims to those assets.

Since our operations are partially conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the debentures, is partially dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon the payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debentures or to make funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debentures to participate in those assets) will be structurally subordinated to the claims of such subsidiary’s creditors, including trade creditors, because such creditors’ claims will have a priority over our claim as an equity owner of our subsidiaries.

Will the debentures be listed on a stock exchange?

The debentures are not, and are not expected to be, listed on any national securities exchange nor included in any automated quotation system.

In what form will the debentures be issued?

The debentures will be represented by one or more fully registered global certificates and registered in the name of DTC or its nominee, and deposited with the trustee on behalf of DTC. This means that you will not receive a debenture certificate and that your broker will maintain your security position. We expect that securities entitlements with respect to the debentures will be credited through DTC (and its participants Euroclear and Clearstream) on or about the date indicated on the cover of this prospectus supplement.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all debentures represented by these certificates for all purposes under the subordinated indenture pursuant to which the debentures will be issued. Nothing in the subordinated indenture or the applicable supplemental indenture related to the debentures will confer upon or give any person other than us, the trustee, our and its successors, and the person or persons in whose names the debenture certificates are registered in the security register for the debentures, any benefit, right, remedy or claim under the debentures, the subordinated indenture or such supplemental indenture.

What are the material U.S. federal income tax consequences related to the debentures?

In connection with the issuance of the debentures, we will receive an opinion from Skadden, Arps, Slate, Meagher & Flom LLP that, for U.S. federal income tax purposes, the debentures will be treated as our indebtedness (although there is no controlling authority directly on point). This opinion is subject to certain customary conditions and is not binding on the Internal Revenue Service (the “IRS”). See “United States Federal Income Tax Consequences.”

Each holder of debentures will, by accepting the debentures or a beneficial interest therein, be deemed to have agreed that the holder intends that the debentures constitute indebtedness and will treat the debentures as indebtedness for all U.S. federal, state and local tax purposes. We intend to treat the debentures in the same manner.

If we elect to defer interest on the debentures for one or more Optional Deferral Periods, the holders of the debentures will generally be required to include amounts in income for U.S. federal income tax purposes during such period, regardless of such holder’s method of accounting for U.S. federal income tax purposes and notwithstanding that interest payments may not be made on the debentures during such periods.

May additional debentures of the same series be issued?

All debentures need not be issued at the same time, and the series may be reopened for issuances of additional debentures. This means that we may from time to time, without notice to, or the consent of, the existing holders of the debentures, create and issue additional debentures. Such additional debentures will have the same terms and conditions as the debentures being offered hereby in all respects, except for any difference in the issue date, issue price, interest accrued prior to the issue date of the additional debentures and first interest payment date, and with the same CUSIP number as the debentures offered hereby, so long as such additional debentures are fungible for U.S. federal income tax purposes with the debentures offered hereby. We refer to this additional issuance of debentures as a “further issuance.” Additional debentures that are not fungible with the debentures for U.S. federal income tax purposes may be issued under a different CUSIP.

RISK FACTORS

In considering whether to purchase the debentures you should carefully consider all of the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risk factors described below, the discussion of risks relating to our business under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2012, and subsequently filed Quarterly Reports on Form 10-Q and the factors listed in “Special Note Regarding Forward-Looking Statements” in this prospectus supplement and accompanying prospectus before deciding whether an investment in the debentures is suitable for you. The debentures are not an appropriate investment for you if you are unsophisticated with respect to the significant terms of the debentures or financial matters.

Risk Factors Relating to the Debentures

We can defer interest payments on the debentures for one or more periods of up to five years each. This may affect the market price of the debentures.

So long as there is no event of default with respect to the debentures, we may defer interest payments on the debentures, from time to time, for one or more Optional Deferral Periods of up to five consecutive years. At the end of an Optional Deferral Period, if all amounts due are paid, we could start a new Optional Deferral Period of up to five consecutive years. During any Optional Deferral Period, interest on the debentures would be deferred but would accrue additional interest at a rate equal to the then-applicable interest rate on the debentures, to the extent permitted by applicable law. No Optional Deferral Period may extend beyond the maturity date of the debentures. See “Description of the Debentures—Option to Defer Interest Payments.”

If we exercise our right to defer interest payments, the debentures may trade at a price that does not fully reflect the value of accrued and unpaid interest on the debentures or that is otherwise less than the price at which the debentures may have been traded if we had not exercised such right. In addition, as a result of our right to defer interest payments, the market price of the debentures is likely to be affected and may be more volatile than other securities that do not have these rights.

We are not permitted to pay current interest on the debentures until we have paid all outstanding deferred interest, and this could have the effect of extending interest deferral periods.

During an Optional Deferral Period, we will be prohibited from paying current interest on the debentures until we have paid all accrued and unpaid deferred interest plus any accrued interest thereon. As a result, we may not be able to pay current interest on the debentures if we do not have available funds to pay all accrued and unpaid deferred interest plus any accrued interest thereon.

If we are deferring interest payments on the debentures, we may nevertheless bring current and pay interest and make other payments in respect of our outstanding Convertible Preferred Units, the New Equity Units being offered concurrently with this offering and future equity units or purchase contracts.

While we are deferring interest on the debentures, we may nevertheless bring current and pay interest in respect of debt securities and make payments on purchase contracts that would otherwise rank equal in right of payment with, or junior in interest to, the debentures to the extent that we are not permitted to defer such payments or we cannot settle the purchase contracts or successfully remarket the debt securities if we fail to make such payments. In particular, we have issued and have outstanding $632.5 million principal amount of our 4.25% Junior Subordinated Notes and purchase contracts requiring the payment of an additional 0.50% per annum in contract fees in connection with our Convertible Preferred Units that we issued in 2010. In addition, we expect to issue Equity Unit Junior Subordinated Notes and enter into purchase contracts requiring annual payment of contract fees in connection with the Equity Unity Offering. We also may issue additional equity units or purchase contracts in the future. See “Description of the Debentures—Option to Defer Interest Payments.” In the event of a failed remarketing of debt securities relating to the Convertible Preferred Units, the New Equity Units or future equity units, we expect that we would be permitted to retire the debt securities without the payment of any principal thereon by issuing capital stock that would rank junior to the debentures. However, any payments on the related debt securities and purchase contracts would reduce the amount of cash we have available to pay interest on the debentures.

Our obligations under the debentures are subordinated.

Our payment obligation under the debentures will be unsecured and will rank junior and be subordinated in right of payment to all of our Senior Indebtedness on the terms set forth in the subordinated indenture pursuant to which the debentures will be issued. This means that we cannot make any payments on the debentures, if (i) we have defaulted on the payment of any of our Senior Indebtedness and the default is continuing, (ii) the maturity of any Senior Indebtedness has been accelerated as a result of a default or (iii) we have filed for bankruptcy or are winding-up or liquidating, and our Senior Indebtedness has not been repaid in full. In addition the debentures will not be obligations of or guaranteed by any of our subsidiaries. As a result, the debentures will be structurally subordinated to all debt and other liabilities of our subsidiaries, which means that creditors and preferred stockholders of such subsidiaries will be paid from the assets of such subsidiaries before holders of the debentures would have any claims to those assets.

Since our operations are partially conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the debentures, is partially dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon the payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debentures or to make funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debentures to participate in those assets) will be structurally subordinated to the claims of such subsidiary’s creditors, including trade creditors, because such creditors’ claims will have a priority over our claim as an equity owner of our subsidiaries.

As of September 28, 2013, we had approximately $2,085.9 million in outstanding Senior Indebtedness and we had $1,382.5 million in outstanding indebtedness that ranks equal in right of payment with the debentures. The subordinated indenture pursuant to which the debentures will be issued does not place any limit on the amount of liabilities that we may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that our subsidiaries may issue, guarantee or otherwise incur. We expect to issue $300.0 million aggregate principal amount of Equity Unit Junior Subordinated Notes, and from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the debentures. We also expect our subsidiaries from time to time to incur or guarantee additional indebtedness and other liabilities.

If we defer interest payments on the debentures, there will be U.S. federal income tax consequences to holders of the debentures.

If we defer interest payments on the debentures for one or more Optional Deferral Periods, holders of the debentures will generally be required to include amounts in income for U.S. federal income tax purposes during such period, regardless of their method of accounting for U.S. federal income tax purposes.

If holders of the debentures sell their debentures before the record date for the payment of interest at the end of an Optional Deferral Period, they will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the Optional Deferral Period. Moreover, amounts, other than cash, if any, that holders were required to include in income in respect of the debentures during the Optional Deferral Period will be added to such holders’ adjusted tax basis in the debentures, but may not be reflected in the amount that such holder realizes on the sale. To the extent the amount realized on a sale is less than the holder’s adjusted tax basis, the holder will recognize a capital loss for U.S. federal income tax purposes. The deductibility of capital losses is subject to limitations. See “United States Federal Income Tax Consequences.”

Rating agencies may change their practices for rating the debentures, which change may affect the market price of the debentures.

The rating agencies that currently or may in the future publish a rating for us, including Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch Inc., each of which is expected to initially publish a rating of the debentures, may, from time to time in the future, change the way they analyze securities with features similar to the debentures. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the debentures. If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the debentures are subsequently lowered, that could have a negative impact on the trading price of the debentures.

The debentures may be redeemed prior to maturity, and you may not be able to reinvest the proceeds at the same or a higher rate.

We may redeem the debentures at our option, in whole or in part, on or after December 15, 2018. In addition, we may redeem the debentures in whole, but not in part, before December 15, 2018 if certain changes in tax laws, regulations or interpretations occur. In each case, the redemption price will be 100% of the principal amount of such debentures being redeemed plus accrued and unpaid interest. Finally, we may redeem the debentures at our option, in whole or in part, before December 15, 2018 at a redemption price designed to make you whole for interest on the debentures plus accrued and unpaid interest through December 15, 2018. If we exercise any of these rights, you may not be able to reinvest the money you receive upon a redemption at a rate that is equal to or higher than the rate of return on the debentures.

There may not be a public market for the debentures.

There may not be an active trading market available for the debentures and you may not be able to sell your debentures at the price you originally paid for them or at the time you wish to sell them. Future trading prices of the debentures will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future which could have an adverse effect on the market prices of the notes. Generally, the liquidity of, and trading market for, the debentures may also be materially and adversely affected by declines in the market for similar debt securities. Such a decline may materially and adversely affect such liquidity and trading independent of our financial performance and prospects.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $         million, after deducting offering expenses and underwriting discounts and commissions. We intend to use the net proceeds from this offering, together with the net proceeds from our concurrent Equity Unit Offering, for general corporate purposes, including repayment of short-term borrowings. We also expect to use approximately $         million of the net proceeds of the Equity Unit Offering to purchase options to acquire shares of our common stock issuable upon settlement of the purchase contracts entered into in connection with the Equity Unit Offering.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is set forth below. For purposes of computing these ratios, earnings represents income from continuing operations before income taxes, fixed charges and distributed income of equity investees. Fixed charges are the sum of (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness and (iii) the portion of rents representative of interest.

	Nine Months Ended September 28, 2013	For the Fiscal Year
		2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	5.1x	4.4x	5.3x	2.4x	4.7x	3.7x

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 28, 2013, on an actual and an as adjusted basis to give effect to (i) the issuance of the debentures, (ii) the issuance of the New Equity Units being offered concurrently with this offering and (iii) the application of the net proceeds from this offering, together with the net proceeds from the Equity Unit Offering, to purchase the capped call transactions relating to the Equity Unit Offering and to repay short-term borrowings. The “As Adjusted” column does not give effect to any other changes in our capitalization occurring after September 28, 2013.

The actual data included in the table below is derived from our unaudited consolidated financial statements as of September 28, 2013. This table should be read in conjunction with those consolidated financial statements and the notes thereto in our Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2013 and incorporated in this prospectus supplement by reference.

	As of September 28, 2013
	Actual		As Adjusted
	(unaudited) (in millions)
Cash and cash equivalents	$469.1		$

Short-term borrowings	$1,206.5	(1)	$

Long-term debt:
5.75% Notes due 2016	$321.7			$321.7
4.25% Junior Subordinated Notes due 2018	632.5			632.5
Equity Unit Junior Subordinated Notes being offered in connection with the concurrent Equity Unit Offering(2)	—			300.0
3.40% Notes due 2021	388.6			388.6
2.90% Notes due 2022	799.4			799.4
7.05% Notes due 2028	151.8			151.8
5.20% Notes due 2040	330.6			330.6
5.75% Junior Subordinated Debentures due 2052	750.0			750.0
Debentures offered hereby	—			400.0
Other	35.9			35.9

Long-term debt, including current maturities	3,410.5			4,110.5
Less current maturities	(13.6)			(13.6)

Total long-term debt	3,396.9			4,096.9

Total shareholders’ equity	7,018.3

Total capitalization	$10,415.2		$

(1)	As of September 28, 2013, our short-term borrowings had a weighted-average annual interest rate of approximately 0.34% and a weighted-average remaining maturity of approximately 24 days.
(2)	Assuming no exercise of an option to purchase an additional 450,000 New Equity Units and associated $45.0 million aggregate principal amount of Equity Unit Junior Subordinated Notes.

DESCRIPTION OF THE DEBENTURES

General

The debentures will be issued under a junior subordinated indenture, dated as of November 22, 2005 (the “Base Subordinated Indenture”), between us and HSBC Bank USA, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture to be dated as of                     , 2013 (the “Supplemental Indenture” and the Base Subordinated Indenture as so supplemented, the “Subordinated Indenture”) between us and the Trustee establishing the terms of the debentures. The following description of the particular terms of the debentures supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. As used in this “Description of the Debentures,” the terms “we,” “our” and “us” refer to Stanley Black & Decker, Inc., a Connecticut corporation, and do not, unless otherwise specified, include our subsidiaries.

The debentures:

•	will be our unsecured, subordinated debt securities;

•	will constitute a new series of debt securities under the Subordinated Indenture titled the % Fixed-to-Floating Rate Junior Subordinated Debentures due 2053;

•	will initially be limited to $400,000,000 aggregate principal amount;

•	will mature on December 15, 2053, subject to earlier redemption; and

•	will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Trustee will initially be appointed as paying agent, registrar and transfer agent with respect to the debentures.

Interest

The debentures will bear interest from             , 2013. We will pay or cause to be paid interest on the debentures until maturity or earlier redemption, subject to our right to defer interest payments on the debentures.

Fixed-Rate Period

Until, but excluding, December 15, 2018, the debentures will bear interest at an annual rate of     %, payable semi-annually in arrears on June 15 and December 15, beginning on June 15, 2014, or if any of these days is not a New York business day, on the next New York business day, and no interest will accrue as a result of that postponement.

We refer to these dates as “fixed-rate interest payment dates” and we refer to the period from, and including,             , 2013 to, but excluding, the first fixed-rate interest payment date and each successive period from, and including, a fixed-rate interest payment date to, but excluding, the next fixed-rate interest payment date as a “fixed-rate interest period.”

The amount of interest payable for any fixed-rate interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

A “New York business day” is any day that is not a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York City are generally authorized or required by law or executive order to remain closed. In this prospectus supplement, the term “interest” includes quarterly or semi-annual interest payments, as applicable, and applicable interest on interest payments incurred but not paid on the applicable interest payment date.

Floating-Rate Period

Beginning on, and including, December 15, 2018, the debentures will bear interest at an annual rate equal to three-month LIBOR plus     % payable quarterly in arrears on March 15, June 15, September 15 and December 15, beginning on March 15, 2019, or if any of these days is not a London banking day that is also a New York business day, on the next London banking day that is also a New York business day, except that, if such London banking day is in the next succeeding calendar month, interest will be payable on the immediately preceding London business day that is also a New York business day, and no interest will accrue or fail to accrue as a result of that postponement or earlier payment.

We refer to these dates as “floating rate interest payment dates” and the period from, and including, December 15, 2018 to, but excluding, the first floating-rate interest payment date and each successive period from and including a floating-rate interest payment date to, but excluding, the next floating-rate interest payment date as a “floating-rate interest period.”

The amount of interest payable for any floating-rate interest period will be computed on the basis of a 360-day year and the actual number of days elapsed.

For the purposes of calculating interest due on the debentures during any floating rate interest period:

•	“Three-month LIBOR” means, with respect to any floating-rate interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that floating-rate interest period that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR determination date (as defined below) for that floating-rate interest period. If such rate does not appear on Reuters Page LIBOR01, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that floating-rate interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (as defined below) after consultation with us, at approximately 11:00 a.m., London time, on the LIBOR determination date for that floating-rate interest period. The Calculation Agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that floating-rate interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that floating-rate interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Calculation Agent after consultation with us, at approximately 11:00 a.m., New York City time, on the first day of that floating-rate interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that floating-rate interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, three-month LIBOR for that floating-rate interest period will be the same as three-month LIBOR as determined for the previous floating-rate interest period or, in the case of the interest period beginning on December 15, 2018, %. The establishment of three-month LIBOR for each floating-rate interest period by the Calculation Agent will (in the absence of manifest error) be final and binding.

•	“Calculation Agent” means HSBC Bank USA, National Association pursuant to a calculation agent agreement to be entered into on or about , 2013, or any other firm appointed by us, acting as calculation agent.

•	“Reuters Page LIBOR01” means the display so designated on Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated by us as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).

•	“LIBOR determination date” means the second London banking day (as defined below) immediately preceding the first day of the relevant floating-rate interest period.

•	“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

Record Dates

We shall pay or cause to be paid interest on the debentures to the persons in whose names the debentures are registered on the applicable record date. So long as all of the debentures are represented by one or more global certificates with beneficial interests in the debentures issued in book-entry form, the record date for each interest payment date will be the close of business on the New York business day immediately preceding the interest payment date. If any of the debentures are no longer represented by a global certificate with beneficial interests in the debentures issued solely in book-entry form, the record date for each (a) fixed-rate interest payment date will be the close of business on June 1 and December 1 (whether or not a New York business day), as the case may be, immediately preceding the fixed-rate interest payment date and (b) floating-rate interest payment date will be the close of business on March 1, June 1, September 1 and December 1 (whether or not a New York business day or a London banking day), as the case may be, immediately preceding the floating-rate interest payment date.

Further Issuances

We may from time to time, without notice to or consent of the holders of the debentures, issue additional debentures of the same tenor, coupon and other terms as the debentures (except for the issue date, issue price, interest accrued prior to the issue date of the additional debentures and first interest payment date), so that such debentures and the debentures offered hereby will form a single series with the same CUSIP number as the debentures offered hereby, provided that such additional debentures are fungible for U.S. federal income tax purposes with the debentures offered hereby. We refer to this additional issuance of debentures as a “further issuance.” Additional debentures that are not fungible with the debentures for U.S. federal income tax purposes may be issued under a different CUSIP.

Subordination

Our payment obligation under the debentures will be unsecured and will rank junior and be subordinated in right of payment to all of our Senior Indebtedness on the terms set forth in the Subordinated Indenture. No payment of the principal of, or premium, if any, or interest on the debentures may be made by us, if any of the following occurs:

•	a default by us on the payment of principal, premium, interest or any other payment due on any Senior Indebtedness so long as the default continues; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default.

In addition, upon any distribution of our assets to creditors upon our dissolution or winding-up or liquidation or reorganization or in bankruptcy, insolvency, receivership or other proceedings, all amounts due on our Senior Indebtedness shall be paid in full before any payment is made by us on account of the principal, premium, if any, or interest on the debentures.

“Senior Indebtedness” means all of our obligations, whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:

(a)	indebtedness for borrowed money, including, without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds and similar instruments;

(b)	obligations under synthetic leases, finance leases and capitalized leases;

(c)	obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

(d)	obligations with respect to derivative contracts, including but not limited to commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates; and

(e)	all obligations of others of the types referred to in clauses (a), (b), (c) and (d) above which we have assumed, guaranteed or otherwise become liable for, under any agreement,

unless, in the case of any particular indebtedness or obligation, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness or obligation is not superior in right of payment to or is equal in right of payment with the debentures, as the case may be; provided that:

(1)	our 5.75% Junior Subordinated Debentures,

(2)	our 4.25% Junior Subordinated Notes until remarketed in accordance with their terms,

(3)	the Equity Unit Junior Subordinated Notes until remarketed in accordance with their terms, and

(4)	trade obligations incurred in the ordinary course of business shall not be deemed to be Senior Indebtedness.

The debentures will rank equal in right of payment with our outstanding 5.75% Junior Subordinated Debentures. The debentures will also rank equal in right of payment to our outstanding 4.25% Junior Subordinated Notes and the Equity Unit Junior Subordinated Notes we expect to issue in connection with the Equity Unit Offering until these notes are remarketed in accordance with their terms, at which time these notes will become Senior Indebtedness ranking senior in right of payment to the debentures.

The debentures will not be obligations of or guaranteed by any of our subsidiaries. As a result, the debentures will also be structurally subordinated to all debt and other liabilities of our subsidiaries, which means that creditors and preferred stockholders of such subsidiaries will be paid from the assets of such subsidiaries before holders of the debentures would have any claims to those assets.

Since our operations are partially conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the debentures, is partially dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon the payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debentures or to make funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debentures to participate in those assets) will be structurally subordinated to the claims of such subsidiary’s creditors, including trade creditors, because such creditors’ claims will have a priority over our claim as an equity owner of our subsidiaries.

As of September 28, 2013, we had approximately $2,085.9 million in outstanding Senior Indebtedness and we had $1,382.5 million in outstanding indebtedness that ranks equal in right of payment with the debentures.

Optional Redemption

At any time, we may, on at least 30 days’, and not more than 60 days’, prior notice mailed to the registered address of each holder of the debentures, redeem, in whole or in part, the debentures. If the Trustee is engaged by us to send a redemption notice or to cause a redemption notice to be sent in our name and at our expense, we shall give the Trustee no less than 15 days’ (or such shorter period as agreed by the Trustee) written notice prior to the sending of a redemption notice.

Except as otherwise specified in “—Redemption Upon a Tax Event”, the redemption price for the debentures to be redeemed on any redemption date that is prior to December 15, 2018 will be equal to the greater of:

•	100% of the principal amount of the debentures to be redeemed, or

•

the sum of the present values of the remaining scheduled payments of interest and principal on the debentures to be redeemed (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined below) plus basis points, and assuming the debentures mature on December 15, 2018,

plus accrued and unpaid interest to, but not including, the date of redemption.

The redemption price for the debentures to be redeemed on any redemption date that is on or after December 15, 2018 will be equal to 100% of the principal amount of the debentures being redeemed on the redemption date plus accrued and unpaid interest to, but not including, the date of redemption.

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to December 15, 2018 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity comparable to December 15, 2018.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the arithmetic average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if we obtain fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us; provided, that if such Reference Treasury Dealer ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer” means Deutsche Bank Securities Inc., Goldman, Sachs & Co., Wells Fargo Securities, LLC and any other primary U.S. Government securities dealer designated by us; provided, that if any of the foregoing dealers shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

On and after the redemption date for the debentures, interest will cease to accrue on the debentures or any portion thereof called for redemption, unless we default in the payment of the redemption price. On or before the redemption date for the debentures, we will deposit with a paying agent or the Trustee, as applicable, funds sufficient to pay the redemption price of and accrued and unpaid interest on such debentures to be redeemed on such date. If less than all of the debentures are to be redeemed, the debentures to be redeemed will be selected by the Trustee by lot or by such method as the Trustee deems fair and appropriate, in each case in accordance with the procedures of DTC or any other depository if the debentures are represented by one or more global certificates registered in the name of such depository or its nominee.

The consummation of an optional redemption shall be subject to the Trustee’s receipt of the required redemption moneys by 10:00 a.m., New York time, on or before the applicable redemption date (and no such redemption shall occur unless such moneys have been received by the Trustee on or before such date).

Redemption Upon a Tax Event

Before December 15, 2018, we may, on at least 30 days’, and not more than 60 days’, prior notice mailed to the registered address of each holder of the debentures, redeem, in whole but not in part, the debentures, at any time within 90 days after there is a Tax Event (as defined below), at a redemption price equal to 100% of the principal amount of the debentures being redeemed, plus accrued and unpaid interest to, but not including, the date fixed for redemption (“Tax Event Redemption Date”). If the Trustee is engaged by us to send a redemption notice or to cause a redemption notice to be sent in our name and at our expense, we shall give the Trustee no less than 15 days’ (or such shorter period as agreed by the Trustee) written notice prior to the sending of a redemption notice.

The consummation of a redemption upon a Tax Event shall be subject to the Trustee’s receipt of the required redemption moneys on or before the Tax Event Redemption Date (and no such redemption shall occur unless such moneys have been received by the Trustee on or before such date).

A “Tax Event” happens when we have received an opinion of nationally recognized counsel experienced in U.S. federal income tax matters that, as a result of:

•	any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the U.S. or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

•	an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

•	any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

•	a threatened challenge asserted in writing in connection with an audit of us or any of our subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the debentures, which amendment, clarification, or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by us on the debentures is not deductible, or within 90 days would not be deductible, in whole or in part, by us for U.S. federal income tax purposes.

On and after a Tax Event Redemption Date for the debentures, interest will cease to accrue on the debentures, unless we default in the payment of the redemption price. On or before the Tax Event Redemption Date for the debentures, we will deposit with a paying agent or the Trustee, as applicable, funds sufficient to pay the redemption price of and accrued and unpaid interest on the debentures.

Option to Defer Interest Payments

So long as there is no event of default under the Subordinated Indenture, we may defer interest payments on the debentures, from time to time, for one or more Optional Deferral Periods of up to five consecutive years per Optional Deferral Period. However, a deferral of interest payments cannot extend beyond the maturity date of the debentures. During an Optional Deferral Period, interest will continue to accrue on the debentures, compounded semi-annually or quarterly, as applicable, and deferred interest payments will accrue additional interest at a rate equal to the then-applicable interest rate on the debentures, to the extent permitted by applicable law. No interest will be due and payable on the debentures until the end of the Optional Deferral Period except upon a redemption of the debentures during the deferral period.

We may pay at any time all or any portion of the interest accrued to that point during an Optional Deferral Period. At the end of the Optional Deferral Period or on any redemption date, we will be obligated to pay all accrued and unpaid interest.

Once all accrued and unpaid interest on the debentures has been paid, we can again defer interest payments on the debentures as described above, provided that an Optional Deferral Period cannot extend beyond the maturity date of the debentures.

If we defer interest for a period of five consecutive years from the commencement of an Optional Deferral Period, we will be required to pay all accrued and unpaid interest at the conclusion of the five-year period. If we fail to pay in full all accrued and unpaid interest at the conclusion of the five-year period and such failure continues for 30 days, an event of default that gives rise to acceleration of principal and interest on the debentures will occur under the Subordinated Indenture. See “—Events of Default.”

During any period in which we defer interest payments on the debentures, we will not, and will cause our majority-owned subsidiaries not to, do any of the following:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our indebtedness that ranks equal in right of payment with, or junior in interest to, the debentures;

•	make any payment under any purchase contract or similar agreement providing for the issuance by us of capital stock on a forward basis (including the Purchase Contract and Pledge Agreement entered into by us in connection with the issuance of our Convertible Preferred Units and any purchase contract and pledge agreement entered into for the forward issuance of our common stock in connection with the Equity Unit Offering); or

•	make any guarantee payments regarding any guarantee by us of indebtedness of any other party if the guarantee ranks equal in right of payment with, or junior in interest to, the debentures.

The restrictions listed above do not apply to:

•	payments on indebtedness issued in connection with an Equity Unit Transaction (including our 4.25% Junior Subordinated Notes that form a part of the Convertible Preferred Units and the Equity Unit Junior Subordinated Notes that will form a part of any New Equity Units) to the extent that we are not permitted to defer such payments or we cannot settle any related purchase contracts or successfully remarket such indebtedness if we fail to make such payments; provided, that to the extent that we are allowed to satisfy our obligations to make such payments through the issue of deferral or other similar pay-in-kind securities that rank equal in right of payment with, or junior to, the debentures, we will do so; provided further, that we will be permitted to make any required payments on such deferral or similar pay-in-kind securities that rank equal in right of payment with, or junior to, the debentures to the extent required pursuant to the terms thereof;

•

payments under any purchase contract or similar agreement providing for the issuance by the Company of capital stock by us on a forward basis (including the Purchase Contract and Pledge Agreement entered into by us in connection with the issuance of our Convertible Preferred Units and any purchase contract and pledge agreement entered into for the forward issuance of our common stock in connection with the Equity Unit Offering) to the extent that we are not permitted to defer such payments or we cannot settle such purchase contracts or successfully remarket any related indebtedness (including the 4.25% Junior Subordinated Notes and the Equity Unit Junior Subordinated Notes) if we fail to make such payments;

•	any dividend or other distribution on our capital stock in capital stock, or warrants, options or rights to acquire our capital stock, other than any indebtedness convertible into our capital stock;

•	any exchange, redemption or conversion of any class or series of our capital stock for any other class or series of our capital stock;

•	any exchange, redemption, repayment, repurchase or conversion of any of our indebtedness that ranks equal in right of payment with the debentures for (i) any class or series of our capital stock, (ii) warrants, options or rights to acquire our capital stock, other than any convertible debt, or (iii) evidences of indebtedness or other obligations of ours that rank equal in right of payment with, or junior to, the debentures, including any such indebtedness convertible into our capital stock;

•	any exchange, redemption, repayment, repurchase or conversion of any of our indebtedness that ranks junior in right of payment with the debentures for (i) any class or series of our capital stock, (ii) warrants, options or rights to acquire our capital stock, other than any convertible debt, or (iii) evidences of indebtedness or other obligations of ours that rank junior in right of payment to the debentures, including any such indebtedness convertible into our capital stock;

•	any purchase of, or payment in cash in lieu of, fractional interests in shares of our capital stock (i) issued by us in connection with a bona fide acquisition of a business or (ii) issued by us pursuant to the conversion or exchange provisions of our capital stock or our securities convertible into or exchangeable for our capital stock;

•	repurchases, redemptions or other acquisitions of shares of our capital stock or capital stock rights contractually required by any employment contract, benefit plan or other similar arrangement with or for the benefit of our employees, officers, directors or consultants or those of our majority owned subsidiaries; and

•	any declaration of a dividend on our capital stock in connection with the implementation of a shareholders rights plan designed to protect us against unsolicited offers to acquire our capital stock, or the issuance of our capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto.

“Equity Unit Transaction” means an offering of units by us consisting of a debt security issued by us and a purchase contract or similar agreement with us providing for the issuance of our capital stock in which the holder of the purchase contract is obligated to purchase our capital stock on a forward basis and the obligation to pay the purchase price for the capital stock is secured by the proceeds derived from a remarketing of the debt security and is backstopped by the right to put the debt security to us for the purchase price, or any similar offering of units or similar transaction designed to secure equity credit from one or more nationally recognized rating agencies, including our outstanding Convertible Preferred Units and the New Equity Units being offered concurrently with this offering.

Events of Default

An “event of default” with respect to the debentures will occur if:

•	we do not pay any interest on any debenture within 30 calendar days following an interest payment date, or if interest is deferred, following the end of the applicable Optional Deferral Period;

•	we do not pay principal on any debenture on its due date; or

•	we file for bankruptcy or certain other similar events in bankruptcy, insolvency, receivership or reorganization occur.

Agreement by Holders to Treat Debentures as Indebtedness for Tax Purposes

Each holder of the debentures will, by accepting the debentures or a beneficial interest therein, be deemed to have agreed that the holder intends that the debentures constitute indebtedness and will treat the debentures as indebtedness for all U.S. federal, state and local tax purposes.

Defeasance

The defeasance provisions described under “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the debentures.

Depositary Sole Record Holder and Owner of Debentures

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all debentures represented by these certificates for all purposes under the Subordinated Indenture. Nothing in the Base Subordinated Indenture or the Supplemental Indenture will confer upon or give any person other than us, the Trustee, our and its successors, and the person or persons in whose names the debenture certificates are registered in the security register for the debentures, any benefit, right, remedy or claim under the debentures, the Base Subordinated Indenture or the Supplemental Indenture.

Book-Entry System

DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the debentures. The debentures will be issued as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the debentures, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the debentures so long as the debentures are represented by global security certificates.

Investors may elect to hold interests in the debentures through either DTC in the U.S. or Clearstream or Euroclear, in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC and facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all

of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Participants are on file with the SEC.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the debentures held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (“Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the debentures held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.

We will issue the debentures in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated debentures upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such debentures. If we determine at any time that the debentures shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global security, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for security certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all debentures represented by these certificates for all purposes under the Subordinated Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the debentures represented by these global security certificates registered in their names, and

•	will not be considered to be owners or holders of the global security certificates or any debentures represented by these certificates for any purpose under the debentures or the Subordinated Indenture.

All payments on the debentures represented by global security certificates and all transfers and deliveries of related debentures will be made to the depositary or its nominee, as the case may be, as the holder of such securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the Trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the debentures will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

Because of time-zone differences, credits of the debentures received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debentures settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debentures by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debentures among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the U.S. federal income tax considerations of the ownership of the debentures as of the date hereof to U.S. Holders (as defined below) and non-U.S. Holders (as defined below). Except where noted, it deals only with debentures held as capital assets by holders who acquired debentures upon their original issuance at their initial offering price. Some holders (including banks, insurance companies, tax-exempt organizations, financial institutions, U.S. Holders whose functional currency is not the U.S. dollar, persons subject to alternative minimum tax, broker-dealers, persons that hold the debentures as part of a straddle, hedge, conversion transaction or other integrated investment, expatriates, controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax) may be subject to special rules not discussed below. The discussion below does not address the effect of any estate, gift, state, local, or foreign tax law or the tax known as the Medicare contribution tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and subject to change or differing interpretations, possibly on a retroactive basis, which can result in U.S. federal income tax consequences different from those discussed below.

A “U.S. Holder” of a debenture means a beneficial owner that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States,

•	a corporation (or other entity subject to tax as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used in this summary, the term “non-U.S. Holder” means a beneficial owner of a debenture other than a partnership who is not a U.S. Holder.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds debentures, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding debentures should consult its own tax advisor.

Investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding and disposing of the debentures, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification and Treatment of the Debentures

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities substantially similar to the debentures. In connection with the issuance of the debentures, Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to the Company, will render its opinion generally to the effect that under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, representations and assumptions contained in such opinion, the debentures will be classified for U.S. federal income tax purposes as indebtedness of the Company. This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion. The remainder of this discussion assumes that the classification of the debentures as indebtedness will be respected for U.S. federal income tax purposes.

It is also expected and assumed for purposes of the remainder of this discussion, except as otherwise described below, that the debentures will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes.

U.S. Holders

Interest Income and Original Issue Discount

Under applicable Treasury Regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments is remote within the meaning of the regulations. Based on the foregoing, the Company believes that, although the matter is not free from doubt, the debentures will not be considered to be issued with OID at the time of their original issuance. Accordingly, each U.S. Holder of debentures should include in gross income such U.S. Holder’s interest on the debentures in accordance with such U.S. Holder’s method of tax accounting.

Under the applicable Treasury Regulations, if the option to defer any payment of interest was determined not to be remote, or if the Company exercised such option, the debentures would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be. In such event, all stated interest on the debentures would thereafter be treated as OID, which would accrue and be included in a U.S. Holder’s taxable income on an economic accrual basis without regard to the timing of the receipt of cash and regardless of such U.S. Holder’s method of tax accounting. Actual payments of stated interest would not be reported as taxable income. Consequently, a U.S. Holder of debentures would be required to include OID in gross income even if the Company does not make any actual cash payments during an Optional Deferral Period.

No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term remote as used in the applicable Treasury Regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Sales or Other Taxable Dispositions of the Debentures

Upon a sale, exchange, redemption or retirement of a debenture, a U.S. Holder will generally recognize gain or loss equal to the difference between its adjusted tax basis in the debentures and the amount realized on the sale, exchange, redemption or retirement of such debentures. Assuming that the Company does not exercise its option to defer payments of interest on the debentures and that the debentures are not deemed to be issued with OID, a U.S. Holder’s adjusted tax basis in the debentures will generally be its initial purchase price. If the debentures are deemed to be issued or reissued with OID, a U.S. Holder’s adjusted tax basis in the debentures will generally be its initial purchase price, increased by the OID previously includible in such U.S. Holder’s gross income to the date of disposition and decreased by payments received on the debentures since and including the date that the debentures were deemed to be issued with OID. Such gain or loss will generally be capital gain or loss, except to the extent of any accrued interest relating to such U.S. Holder’s debentures required to be included in income, and generally will be a long-term capital gain or loss if such U.S. Holder has held the debentures for more than one year prior to the sale, exchange, redemption or retirement.

Should the Company exercise its option to defer payments of interest on the debentures, the debentures may trade at a price that does not fully reflect the accrued but unpaid interest. In the event of such a deferral, a U.S. Holder who disposes of its debentures between record dates for payments of interest will be required to include OID accrued to the date of disposition in taxable income and to add such amount to its adjusted tax basis in its debentures. To the extent the selling price is less than the U.S. Holder’s adjusted tax basis, such U.S. Holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for U.S. federal income tax purposes.

Non-U.S. Holders

Under current U.S. federal income tax law, and assuming that the debentures will be treated as indebtedness for U.S. federal income tax purposes, no withholding of U.S. federal income tax should apply to interest paid or OID on the debentures to a non-U.S. Holder under the “portfolio interest exemption,” provided that:

•	such payment is not effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States;

•	the non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of the Company’s stock entitled to vote;

•	the non-U.S. Holder is not a controlled foreign corporation that is related directly or constructively to the Company through stock ownership; and

•	the non-U.S. Holder satisfies the certification requirement by providing to the withholding agent, in accordance with specified procedures, a certification to the effect that such non-U.S. Holder is not a U.S. person (generally through the provision of a properly executed IRS Form W-8BEN (or a suitable substitute form)).

If a non-U.S. Holder cannot satisfy the requirements of the portfolio interest exemption described above, interest paid on the debentures (including payments in respect of OID, if any, on the debentures) made to a non-U.S. Holder will be subject to a 30 percent U.S. federal withholding tax, unless such non-U.S. Holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the debentures is not subject to withholding tax because it is effectively connected with such non-U.S. Holder’s conduct of a trade or business in the United States.

If a non-U.S. Holder is engaged in a trade or business in the United States (and, if an applicable tax treaty so provides, the non-U.S. Holder maintains a permanent establishment within the United States) and the interest on the debentures is effectively connected with the conduct of that trade or business (and, if an applicable tax treaty so provides, is attributable to that permanent establishment), such non-U.S. Holder will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if such non-U.S. Holder were a U.S. Holder. In addition, a non-U.S. Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if an applicable tax treaty so provides, such lower rate as provided) branch profits tax. If an applicable tax treaty so provides, a non-U.S. Holder may be eligible for a reduced rate or elimination of withholding on interest payments. In order to claim any reduction in or exemption from the 30 percent withholding tax, a non-U.S. Holder is required to provide a properly executed IRS Form W-8BEN (or a suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or a properly executed IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with such holder’s conduct of a trade or business in the United States (and, if an applicable tax treaty so provides, are attributable to a permanent establishment maintained by the non-U.S. Holder in the United States).

Any gain realized on the taxable disposition (including redemption) of the debentures will generally not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-U.S. Holder within the United States); or

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

If a non-U.S. Holder is engaged in a trade or business in the United States (and, if an applicable tax treaty so provides, such holder maintains a permanent establishment within the United States), and any gain recognized on a debenture is effectively connected with the conduct of such trade or business (and, if an applicable tax treaty so provides, is attributable to such permanent establishment) as described in the first bullet above, such non-U.S. Holder will be subject to United States federal income tax (but not withholding tax) on such gain on a net income basis in the same manner as if the holder were a U.S. Holder. In addition, in certain circumstances, if a non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax at a rate of 30 percent (or such lower rate as an applicable tax treaty may provide). If a non-U.S. Holder is an individual that is present in the United States for 183 days or more during the taxable year in which the gain is realized (and certain other conditions are met) as described in the second bullet above, such non-U.S. holder will generally be subject to U.S. federal income tax at a rate of 30 percent (or a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, redemption, retirement or other disposition of the debentures) exceed capital losses allocable to U.S. sources.

A non-U.S. Holder will generally be required to comply with certain certification procedures to establish that such non-U.S. Holder is not a U.S. person in order to avoid backup withholding with respect to payments of principal and interest on or the proceeds of a disposition of the debentures. In addition, the amount of any interest paid to a non-U.S. Holder and the amount of tax, if any, withheld with respect to such interest must be reported annually to the IRS and to such non-U.S. Holder. Copies of the information returns reporting such interest payments and the amount of any tax withheld may also be made available to the tax authorities in the country in which a non-U.S. Holder resides under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely provided to the IRS. Non-U.S. Holders should consult their tax advisors as to their qualification for exemption for backup withholding and the procedure for obtaining such an exemption.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS RELATING TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBENTURES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

UNDERWRITING

We and the underwriters named below for whom Deutsche Bank Securities Inc., Goldman, Sachs & Co., and Wells Fargo Securities, LLC are acting as representatives, have entered into an underwriting agreement with respect to the debentures. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of debentures indicated in the following table.

Underwriters	Principal Amount of Debentures to be Purchased
Deutsche Bank Securities Inc.	$
Goldman, Sachs & Co.
Wells Fargo Securities, LLC
BNP Paribas Securities Corp.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC

Total		$400,000,000

The underwriters are committed to take and pay for all of the debentures being offered, if any are taken.

Debentures sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any debentures sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to     % of the principal amount of debentures. Any such securities dealers may resell any debentures purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to     % of the principal amount of debentures. If all the debentures are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the debentures by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The debentures are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the debentures but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the debentures.

We have agreed that, for a period of 30 days from the initial issuance of the debentures, we will not, without the prior written consent of the representatives, directly or indirectly, offer, sell, contract to sell, pledge, otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us or any of our affiliates or any person in privity with us or any of our affiliates, of any debt securities issued or guaranteed by us which are substantially similar to the debentures or publicly announce an intention to effect any such transaction.

In connection with the offering, the underwriters may purchase and sell debentures in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases. Short sales involve secondary market sales by the underwriters of more debentures than they are required to purchase in the offering.

Covering transactions involve purchases of debentures in the open market after the distribution has been completed in order to cover short positions. To close a short position, the underwriters must purchase debentures in the open market after the distribution has been completed.

Stabilizing transactions involve bids to purchase debentures so long as the stabilizing bids do not exceed a specified maximum.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchase debentures originally sold by that syndicate member.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the debentures. They may also cause the price of the debentures to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $         and will be payable by us.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments the underwriters may be required to make in respect of such liabilities.

We expect to deliver the debentures against payment for the debentures on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the debentures. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade debentures on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the debentures initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses. In addition, certain of the underwriters and their respective affiliates are lenders, and in some cases agents for the lenders, under our credit facilities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the debentures offered hereby. Any such short positions could adversely affect future trading prices of the debentures offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of debentures which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of debentures shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of debentures to the public” in relation to any debentures in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the debentures to be offered so as to enable an investor to decide to purchase or subscribe for the debentures, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the debentures in circumstances in which Section 2 1(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the debentures in, from or otherwise involving the United Kingdom.

Hong Kong

The debentures may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the debentures may not be circulated or distributed, nor may the debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person. or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the debentures are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and Units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the debentures under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

Donald J. Riccitelli, Corporate Counsel of Stanley Black & Decker, Inc., and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, are representing us in connection with this offering. The validity of the debentures will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York. Mr. Riccitelli beneficially owns and has rights to acquire less than one percent of our common stock.

EXPERTS

The consolidated financial statements of Stanley Black & Decker, Inc. and subsidiaries (the “Company”) appearing in the Company’s Annual Report (Form 10-K) for the year ended December 29, 2012 (including the schedule appearing therein), and the effectiveness of the Company’s internal control over financial reporting as of December 29, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Prospectus

Stanley Black & Decker, Inc.

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Depositary Shares

Stock Purchase Contracts

and

Stock Purchase Units

We may offer, issue and sell, together or separately:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities, which may be senior debt securities or subordinated debt securities;

•	warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

•	depositary shares representing an interest in our preferred stock;

•	stock purchase contracts to purchase shares of our common stock; and

•

stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the stock purchase contracts.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. The debt securities we offer may be guaranteed by our subsidiary, The Black & Decker Corporation, or other subsidiaries identified in one or more supplements to the prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 7 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange under the trading symbol “SWK.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2011

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell common stock; preferred stock; debt securities; warrants to purchase debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights; depositary shares; stock purchase contracts and stock purchase units. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. In the case of debt securities, the prospectus supplement may identify one or more subsidiaries providing a guarantee on our obligations under the debt securities. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or a free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms “Stanley Black & Decker, Inc.,” the “Company,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may read and copy all or any portion of this information at the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. We maintain a website at www.stanleyblackanddecker.com. The information on our web site is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

You can also inspect reports, proxy statements and other information about Stanley Black & Decker, Inc. at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or a free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that Stanley Black & Decker, Inc. has previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K). These documents contain important information about Stanley Black & Decker, Inc. and its finances.

•

Annual Report on Form 10-K for the fiscal year ended January 1, 2011 (excluding Items 7, 8 and 15(a)(1) and (2) which are all superseded by information included in the Current Report on Form 8-K, filed on November 14, 2011);

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 1, 2011 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 11, 2011;

•	Quarterly Reports on Form 10-Q for the quarters ended April 2, 2011, July 2, 2011 and October 1, 2011;

•

Current Reports on Form 8-K filed March 12, 2010 (Item 9.01(a) only and as amended on May 28, 2010 on Form 8-K/A), February 16, 2011, March 16, 2011, April 21, 2011, July 22, 2011, July 25, 2011 and November 14, 2011;

•

The description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on March 12, 2010, and any amendment or report filed for the purpose of updating such description; and

•

The description of the depositary preferred stock purchase rights associated with our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on July 23, 2004, and any amendment or report filed for the purpose of updating such descriptions.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

Attention: Treasurer

(860) 225-5111

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain or incorporate statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.

Those statements include trend analyses and other information relative to markets for our products and trends in our operations or financial results as well as other statements that can be identified by the use of forward-looking language such as “may,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” “projects,” “goals,” “objectives,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.

A variety of factors could cause our actual results to differ materially from the expected results expressed in our forward-looking statements, including those factors set forth in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our reports and other documents filed with the SEC. Factors that may cause our actual results to differ materially from those we contemplate by the forward-looking statements include, among others, the following possibilities:

•	inability to maintain and improve the overall profitability of our operations;

•	inability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges;

•	inability to limit the impact of steel and other commodity and material price inflation through price increases and other measures;

•	inability to capitalize on future acquisition opportunities and fund other initiatives;

•	inability to invest in routine business needs;

•	inability to continue improvements in working capital;

•

the risk that the cost savings and other synergies anticipated to be realized from our combination with The Black & Decker Corporation (the “merger”) (as well as future acquisitions) may not be fully realized or may take longer to realize than expected;

•	disruption from the merger making it difficult to maintain relationships with customers, employees or suppliers;

•	failure to identify, complete and integrate acquisitions, or to integrate existing businesses, while limiting or otherwise managing associated costs or liabilities;

•	inability to limit restructuring and other payments associated with recent acquisitions;

•

inability to minimize or otherwise manage costs or liabilities associated with any sale or discontinuance of a business or product line, including any asset impairment, severance, restructuring, legal or other costs or liabilities;

•	the extent to which we have to write off accounts receivable or assets or experience supply chain disruptions in connection with bankruptcy filings by our customers or suppliers;

•	inability to generate free cash flow and maintain a strong debt to capital ratio, including focusing on reduction of debt as determined by management;

•	inability to successfully settle routine tax audits;

•	inability to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible;

•	continued acceptance of technologies used in our products and services;

•	failure of our efforts to build upon our growth platforms and market leadership in Convergent Security Solutions, Infrastructure and Healthcare;

•	inability to manage existing Sonitrol and Mac Tools franchisees and distributor relationships;

•	continued access to credit markets on favorable terms, and the maintenance by us of an investment grade credit rating;

•	inability to negotiate satisfactory payment terms for the purchase and sale of goods, material and products;

•	inability to sustain the success of our marketing and sales efforts, including our ability to recruit and retain an adequate sales force and to maintain our customer base;

•	inability of the sales force to adapt to any changes made in the sales organization and achieve adequate customer coverage;

•	inability to develop and introduce new and high quality products, grow sales in existing markets, identify and develop new markets for our products and maintain and build the strength of our brands;

•	loss of significant sales volume from our larger customers;

•	inability to maintain or improve current production rates in our manufacturing facilities, to respond to significant changes in product demand, or to fulfill demand for new and existing products;

•	inability to implement, manage and maintain our operating systems effectively;

•	inability to continue successfully managing and defending claims and litigation;

•	pricing pressure and other changes within competitive markets;

•	increasing competition;

•	continued consolidation of customers, particularly in consumer channels;

•	inventory management pressures on our customers;

•	changes in laws, regulations and policies that affect us, including, but not limited to trade, monetary, tax and fiscal policies and laws;

•	risks relating to environmental matters, including changes in the estimated costs to remediate historical contamination and resolve related litigation;

•

risks arising out of changes in environmental laws or other requirements (or their interpretation or enforcement), including such laws or other requirements that may affect the content or production of our products;

•

the final geographic distribution of future earnings and the effect of currency exchange fluctuations and impact of dollar/foreign currency exchange, taxes and interest rates on the competitiveness of products, our debt program and our cash flow;

•	the strength of the United States and European economies;

•	the impact the tightened credit markets may have on the Company or its customers or suppliers;

•	the extent to which world-wide markets associated with homebuilding and remodeling remain very weak or continue to deteriorate;

•

the impact of events that cause or may cause disruption in our manufacturing, distribution and sales networks, such as war, terrorist activities, natural disasters, political unrest, and recessionary or expansive trends in world economies in which we operate, including, but not limited to, the extent and duration of the current recession in the United States economy; and

•

inability to mitigate cost increases (such as customer price increases) generated by, for example, continued increases in the cost of energy or significant Chinese Renminbi or other currency appreciation or revaluation.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition, and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports and other information filed with the SEC.

STANLEY BLACK & DECKER, INC.

Stanley Black & Decker, Inc. was founded in 1843 by Frederick T. Stanley and incorporated in 1852. We are a diversified global provider of hand tools, power tools and accessories, industrial tools and automotive tools and equipment, mechanical access solutions, electronic security solutions and technology-based (engineered) fastening systems. Stanley®, Black & Decker® and DeWalt® along with the family of Stanley Black & Decker, Inc. brands are recognized around the world for quality, innovation and value and are among the world’s most trusted brands.

Our principal executive office is located at 1000 Stanley Drive, New Britain, Connecticut 06053 and our telephone number is (860) 225-5111.

ABOUT THE GUARANTORS

The guarantors of the debt securities may include The Black & Decker Corporation, a Maryland corporation (“Black & Decker”). If so provided in a prospectus supplement, the guarantor will fully and unconditionally guarantee on a joint and several basis our obligations under the debt securities, subject to the terms described in such prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our Annual Report on Form 10-K (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC for our most recent fiscal year, which are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in the prospectus and any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is set forth below. For purposes of computing these ratios, earnings represents income from continuing operations, plus distributed income of equity investees, before income taxes and fixed charges. Fixed charges are the sum of (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness, and (iii) the portion of rents representative of interest.

			For the Fiscal Year
	Nine Months Ended October 1, 2011		2010		2009		2008		2007		2006
Ratio of Earnings to Fixed Charges	6.2	X	2.9	X	5.0	X	3.9	X	5.2	X	5.5	X

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, guarantees of debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts and stock purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time. The debt securities may either be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a “Senior Indenture” and subordinated debt securities may be issued under a “Subordinated Indenture.” This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.” The Indentures have been filed with the SEC. We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any series or issue of debt securities in the prospectus supplement relating to that series or issue.

The following briefly summarizes the material provisions of the Indentures and the debt securities, other than pricing and related terms disclosed in an accompanying prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the applicable Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement, as the case may be. Copies of the Indentures may be obtained from Stanley Black & Decker, Inc. or the applicable trustee.

As used in this “Description of Debt Securities,” the terms “Stanley Black & Decker, Inc.,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc., a Connecticut corporation, and do not, unless otherwise specified, include our subsidiaries.

General

The debt securities will be our direct general unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner set forth in the Subordinated Indenture.

Since our operations are partially conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the debt securities, is partially dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon the payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debt securities to participate in those assets) will be structurally subordinated to the claims of such subsidiary’s creditors, including trade creditors, because such creditors’ claims will have a priority over our claim as an equity owner at our subsidiaries.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt.

Each prospectus supplement will summarize the material terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:

•

the title of debt securities, whether they are subordinated debt securities or senior debt securities and whether any of our subsidiaries will provide a guarantee of our obligations under the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive periods during which interest payment periods may be extended;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•

if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•

any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•

whether any of the debt securities will be issued in global form in the name of depository and, if so, the terms and conditions upon which global debt securities will cease to be issued in the name of a depository and exchanged for debt securities of smaller denominations issued in the name of investors and/or their direct or indirect nominees;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the material federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.

The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

Certain Covenants

Except as set forth below or in any indenture supplemental to the Indentures or in a board resolution of ours establishing a series of securities under the Indentures, the Indentures will not:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries; or

•

contain provisions which would give holders of the notes the right to require us to repurchase their notes in the event of a decline in the credit rating of our debt securities resulting from a change in control, recapitalization or similar restructuring or in the case of any other event.

Limitation on Liens

The Senior Indenture provides that if we or any Restricted Subsidiary (as defined below) shall issue, assume or guarantee any evidence of indebtedness for money borrowed (“Indebtedness”) secured by a mortgage, security interest, pledge or lien (“Mortgage”) on any Principal Property (as described below), or shares of stock or Indebtedness of any Restricted Subsidiary, we will secure or cause such Restricted Subsidiary to secure any debt securities issued under the Senior Indenture (the “Senior Securities”) equally and ratably with such secured Indebtedness (for so long as such secured Indebtedness remains to be so secured), unless the aggregate amount of all such secured Indebtedness, together with all Attributable Debt (as defined below) outstanding pursuant to the first paragraph of the “Limitation on Sale and Lease-back Transactions” covenant described below, would not exceed 10% of Consolidated Net Worth (defined below). The Subordinated Indenture does not contain a similar limitation on liens.

Such limitation will not apply to Indebtedness secured by (a) Mortgages on property of any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages on any property existing at the date of the indenture or at the time of acquisition by us or a Restricted Subsidiary (including acquisition through merger or consolidation), (c) Mortgages securing Indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary, (d) purchase money and construction Mortgages entered into within specified time limits, (e) mechanics’ liens, tax liens, liens in favor of any governmental body to secure progress, advance or other payments or the acquisition of real or personal property from any governmental body pursuant to contract or provision of statute, any other liens, charges and encumbrances incidental to construction, conduct of business or ownership of property of ours or any Restricted Subsidiary which were not incurred in connection with borrowing money, obtaining advances or credits or the acquisition of property and in the aggregate do not materially impair use of any Principal Property or which are being contested in good faith, or (f) any extension, renewal or replacement of any of the aforementioned Mortgages not in excess of the principal amount of such Indebtedness plus the fee incurred in connection with such transaction.

Limitation on Sale and Lease-back Transactions

The Senior Indenture provides that neither we nor any Restricted Subsidiary may enter into any sale and lease-back transaction involving any Principal Property unless the aggregate amount of all Attributable Debt with respect to such transactions, together with all Indebtedness outstanding pursuant to the first paragraph of the “Limitation on Liens” covenant described above, would not exceed 10% of Consolidated Net Worth.

Such limitation will not apply to any sale and lease-back transaction if (a) the lease is for a period of not more than three years, (b) the purchaser’s commitment is obtained within a specified period after the acquisition, construction or placing in service of the Principal Property, (c) the rent payable pursuant to such lease is to be reimbursed under a contract with the United States Government or instrumentality or agency thereof, (d) the transaction is between us and a Restricted Subsidiary or between Restricted Subsidiaries, (e) we or such Restricted Subsidiary would be entitled as described in “Limitation on Liens,” above, to mortgage such Principal Property without equally and ratably securing the Senior Securities, or (f) we or such Restricted Subsidiary, within 180 days after the effective date of the transaction, apply to the retirement of Senior Securities or other Indebtedness of ours or a Restricted Subsidiary an amount equal to (A) either (i) the lesser of the net proceeds of the sale or transfer or the book value at the date of such sale or transfer of the Principal Property leased, if the transaction is for cash, or (ii) the fair market value of the Principal Property leased, if the transaction is for other than cash, minus (B) the amount equal to the principal amount of Senior Securities delivered to the trustee within such 180 days for cancellation and the principal amount of Indebtedness voluntarily retired (including any premium or fee paid in connection therewith) within such 180 days.

Consolidation, Merger and Sale of Assets

We may consolidate or merge with or into any other corporation, and we may sell or transfer all or substantially all of our assets to another corporation, provided, among other things, that (a) if we are not the surviving corporation, the corporation formed by or resulting from any such consolidation or merger or the transferee of such assets shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture payment of the principal of and premium, if any, and interest, if any, on the debt securities issued under either the Senior

Indenture or the Subordinated Indenture and the performance and observance of the Indenture and (b) we or such successor corporation shall not immediately thereafter be in default under the Indenture.

Definition of Certain Terms

“Restricted Subsidiary” means a Subsidiary (as defined below) (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, and (ii) which owns a Principal Property; provided, however, that the term shall not include any Subsidiary which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by us or any Subsidiary or which is primarily engaged in the business of a finance company either on a secured or an unsecured basis.

“Principal Property” means all real property and tangible personal property constituting a manufacturing plant located within the United States owned by us or a Restricted Subsidiary, exclusive of (i) motor vehicles, mobile materials-handling equipment and other rolling stock, (ii) office furnishings and equipment, information and electronic data processing equipment, (iii) any property financed through obligations issued by a state or possession of the United States, or any political subdivision or instrumentality of the foregoing, on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includable in gross income of the holder by reason of Section 103(a) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations, (iv) any real property held for development or sale, or (v) any property the gross book value of which (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) is less than 10% of Consolidated Net Worth or which our board of directors determines is not material to the operation of our business and our Subsidiaries taken as a whole.

“Consolidated Net Worth” means the excess over current liabilities of all assets properly appearing on our consolidated balance sheet after deducting the minority interests of others in Subsidiaries.

A “Subsidiary” is defined to mean any corporation of which at least a majority of all outstanding stock having ordinary voting power in the election of directors of such corporation is at the time, directly or indirectly, owned by us or by one or more Subsidiaries of ours or by us and one or more Subsidiaries.

“Attributable Debt” in respect of any Sale and Lease-Back Transaction means, as of the time of the determination, the lesser of (i) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with generally accepted financial practice, included in the rental payments or, if such interest factor cannot readily be determined, at a rate of interest of 10% per annum, compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of lease included in such transaction.

Events of Default

The following events are defined in the Indentures as “Events of Default”:

•	default in the payment of any installment of interest on any debt securities in such series for 30 days after becoming due;

•	default in the payment of principal or premium, if any, of any debt securities in such series when due;

•	default in the performance of any other covenant for 90 days after notice;

•

involuntary acceleration of the maturity of our indebtedness in excess of $10 million for money borrowed which acceleration shall not be rescinded or annulled or otherwise cured, or which indebtedness shall not be discharged, within 10 days after notice;

•	entry of certain court orders which would require us to make payments exceeding $25 million and where 60 days have passed since the entry of the order without it having been satisfied or stayed;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default that may be set forth in the supplemental indenture or board resolution with respect to a particular series of debt securities.

If an Event of Default shall occur and be continuing with respect to a series of debt securities, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities (or such lesser amount as may be provided for in the debt securities of such series) of such series may declare the entire principal amount of all the debt securities of such series to be due and payable.

The Indentures provide that the trustee shall, within 90 days after the occurrence of default with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it (the term default to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal or premium, if any, or interest, if any, on any of the debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of the debt securities of such series.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that to the best of their knowledge we are not in default in the fulfillment of any of our obligations under the Indentures or, if there has been a default in the fulfillment of any such obligation, specifying each such default. No holder of any debt securities of any particular series shall have any right to institute any judicial or other proceeding with respect to the Indentures, or for the appointment of a receiver or trustee, or for any other remedy unless:

•	an Event of Default shall have occurred and be continuing and such holder shall have given the trustee prior written notice of such continuing Event of Default;

•

the holders of not less than 25% of the outstanding principal amount of debt securities of a particular series shall have requested the trustee for such series to institute proceedings in respect of such Event of Default;

•	under the Senior Indenture, the trustee shall have been offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	under the Subordinated Indenture, the trustee shall have been offered such reasonable indemnity as it may require against its costs, expenses and liabilities in complying with such request;

•	the trustee shall have failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

•	no direction inconsistent with such written request shall have been given for 60 days by the holders of a majority in principal amount of the outstanding debt securities of such series.

The holders of a majority in principal amount of a particular series of debt securities outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to such series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The Indentures provide that in case an Event of Default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the Indentures, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any of the holders of debt securities of a particular series unless they shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, we may discharge or defease our obligations under each Indenture as set forth below.

We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee funds or government obligations denominated in U.S. dollars or in the foreign currency in which debt securities of such series are payable in an amount sufficient, in the opinion of an independent firm of certified public accountants, to pay the entire indebtedness on debt securities of such series with respect to principal (and premium and additional amounts, if any) and interest to the date of such deposit (if debt securities of such series have become due and payable) or to the maturity thereof or the date of redemption of debt securities of such series, as the case may be.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on debt securities of such series and other obligations to register the transfer or exchange of debt securities of such series, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series of debt securities and any omission to comply with such obligations shall not constitute an Event of Default with respect to such series of debt securities (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we must deliver to the trustee (i) an opinion of counsel stating that the money and government obligations or other property deposited with the trustee to be held in trust will not be subject to any case or proceeding under any Federal or State bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Modification and amendment of the Indentures may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, debt securities of any series,

•

reduce the principal amount of, or the rate (or modify the calculation of such rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, debt securities of any series,

•

change our obligation to pay additional amounts with respect to debt securities of any series or reduce the amount of the principal of an original issue discount debt securities that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy,

•	change the redemption provisions of debt securities of any series or adversely affect the right of repayment at the option of any holder of debt securities of any series,

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to debt securities of any series is payable,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of debt securities of any series,

•	reduce the percentage in principal amount of an outstanding series of debt securities, the consent of whose holders is required in order to take certain actions,

•	reduce the requirements for quorum or voting by holders of a particular series of debt securities in Section 15.4 of the Indentures,

•

modify any of the provisions in the Indentures regarding the waiver of past defaults and the waiver of certain covenants by the holders of a particular series of debt securities except to increase any percentage vote required or to provide that certain other provisions of the Indentures cannot be modified or waived without the consent of the holder of each debt security of such series affected thereby,

•	make any change that adversely affects the right to convert or exchange any series of debt security into or for our common stock or other securities in accordance with its terms, or

•	modify any of the above provisions.

The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of such series, waive our compliance with certain restrictive provisions of the applicable Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default and its consequences under the Indenture with respect to the debt securities of such series, except a default:

•	in the payment of principal of (or premium, if any), any interest on or any additional amounts with respect to debt securities of such series; or

•	in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

Under the Indentures, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the Indentures and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon written request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each investor’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of a beneficial interest in a global security may only exchange such interest for certificated securities registered in such holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	We determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities cease to be represented by global certificates, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate trust office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Benefits of Indentures

Nothing in the Indentures will confer upon or give any person other than us, the trustee, our and its successors, and the person or persons in whose names the debt securities of a particular series are registered in the security register for the debt securities of such series, any benefit, right, remedy or claim under the Indentures.

Governing Law

The Indentures are and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws (other than Section 5-1401 of the General Obligations Law of the State of New York).

Regarding the Trustee

The Senior Indenture Trustee is The Bank of New York Mellon Trust Company, N.A., as successor trustee to JP Morgan Chase Bank N.A., and the Subordinated Indenture Trustee is HSBC Bank USA, National Association. The Trustees are permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustees acquire any conflicting interest they must eliminate such conflict upon the occurrence of an Event of Default, or else resign.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock, other debt securities or other securities or property. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF GUARANTEES OF OUR DEBT SECURITIES

Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. If so provided in a prospectus supplement, the debt securities will be guaranteed, jointly and severally, by each of the guarantors named in such prospectus supplement on a senior unsecured basis. The obligations of a guarantor under its guarantee will be limited to the extent necessary to prevent the obligations of such guarantor from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Connecticut Business Corporation Act (the “CBCA”), our restated certificate of incorporation, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the CBCA, as it may be amended from time to time, and to the terms of the restated certificate of incorporation and bylaws which are included as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “Stanley Black & Decker, Inc.,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc., a Connecticut corporation, and do not, unless otherwise specified, include the subsidiaries of this Connecticut corporation.

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $2.50 per share, and 10,000,000 shares of preferred stock, without par value. The number of authorized shares of any class may be increased or decreased by an amendment to our restated certificate of incorporation proposed by our board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.

Common Stock

Each shareholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the shareholders for their vote. Holders of our common stock do not have cumulative voting rights. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled ratably to any dividend declared by the board of directors out of funds legally available for this purpose.

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock.

The outstanding shares of our common stock are fully paid and nonassessable, and any shares of common stock issued in an offering pursuant to this prospectus and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities which are convertible into or exchangeable for our common stock, or in connection with the obligations of a holder of stock purchase contracts to purchase our common stock, when issued in accordance with their terms will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

This section describes the general terms and provisions of preferred stock that we are authorized to issue. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of amendment to our certificate of incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Connecticut and with the SEC each time we issue a new series of preferred stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our certificate of incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Our board of directors has been authorized to provide for the issuance of up to 10,000,000 shares of our preferred stock in multiple series without the approval of shareholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

The right of a holder of preferred stock to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors. Shares of our preferred stock that we issue in accordance with their terms will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements

The rights of our shareholders and related matters are governed by the CBCA, the certificate of incorporation, the bylaws and the Rights Agreement, dated January 19, 2006, which is referred to herein as the Rights Agreement. Provisions of the CBCA, the certificate of incorporation, the bylaws and the Rights Agreement, which are summarized below, may discourage or make more difficult a takeover attempt that shareholders might consider in their best interest. These provisions may also adversely affect prevailing market prices for our common stock.

Board of Directors

The certificate of incorporation provides that the board of directors will be classified with approximately one-third elected each year. The number of directors will be fixed by the board of directors from time to time.

The directors elected by the holders of common stock are divided into three classes, designated class I, class II and class III. Each class consists, as nearly as may be possible, of one-third of the total number of such directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. In addition, if the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the board of directors may be filled by the shareholders or by the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise. The certificate of incorporation also provides that directors elected by the holders of common stock may be removed only for cause by the affirmative vote of at least a majority of the votes entitled to be cast thereon.

Shareholder Action by Written Consent; Special Meetings

Under the CBCA our shareholders may take action by written unanimous consent of holders of all of our shares in lieu of an annual or special meeting. Otherwise, shareholders will only be able to take action at an annual or special meeting called in accordance with the bylaws.

The bylaws provide that special meetings of shareholders may only be called by:

•	the chairman of the board;

•	the president;

•	the secretary; or

•	the chairman of the board, the president or the secretary upon the written request of the holders of not less than thirty-five percent (35%) of our outstanding voting stock.

In addition, the CBCA provides that a corporation with a class of voting stock registered under the Exchange Act shall hold a special meeting of shareholders if the holders of thirty-five percent (35%) of the votes entitled to be cast on any issue proposed to be considered demand such a meeting.

Advance Notice Requirements for Director Nominations and Other Proposals

Director Nominations. The bylaws contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of shareholder proposals related to shareholder nominations for the election of directors must be received at our executive offices at least 90 days, but no more than 120 days before the first anniversary of the date on which the proxy statement for the preceding annual meeting was mailed; provided, however, that in the event the annual meeting is not within 30 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business 10 days after the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Our bylaws require that all directors be shareholders of record.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth certain information including:

•	the name, and record addresses of the nominating shareholder, and any other person on whose behalf the nomination is being made, and the nominee;

•	the class or series and number of shares of our capital stock which are beneficially or of record owned by the nominating shareholder or such other person;

•	a description of all arrangements or understandings between the nominating shareholder or such other person and any nominee(s) in connection with the nomination;

•

any other information relating to the nominee that would be required to be disclosed in a proxy statement or other solicitations of proxies for election of directors or as otherwise required to be disclosed pursuant to the Exchange Act had the nominee been nominated by the board of directors;

•	a consent of the nominee to be named in the proxy statement and to serve if elected; and

•	a representation that the nominating shareholder intends to appear in person or by proxy at the meeting to make such nomination.

Other Proposals. In addition to the procedures for nominating directors, the bylaws also contain notice procedures for other shareholder proposals to be brought before an annual meeting. To be timely, we must receive shareholder proposals at least 90 days, but no more than 120 days before the first anniversary of the date on which the proxy statement for the preceding annual meeting was mailed; provided, however, that in the event the annual meeting is not within 30 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business 10 days after the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth, as to each matter that shareholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

•	the complete text of any resolutions to be presented;

•	the name and record address of that shareholder and any other person on whose behalf the proposal is made;

•	the class and series and number of shares of each class and series of our capital stock which are owned beneficially or of record by that shareholder;

•

a description of all arrangements or understandings between that shareholder and any such other person in connection with the proposal of that business and any material interest of that shareholder or such other person in that business; and

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to bring that business before the meeting.

Rights Agreement

On January 19, 2006, our board of directors declared a dividend distribution of one right for each share of our common stock outstanding on the close of business on March 10, 2006 and authorized the issuance of one right (as such number may be adjusted from time to time in accordance with the terms of the Rights Agreement) per share of our common stock issued between March 10, 2006 and the distribution date. Each outstanding share of common stock currently has one half of a share purchase right. Each purchase right may be exercised to purchase one two-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise price of $220.00, subject to adjustment. The rights, which do not have voting rights, expire on March 10, 2016, and may be redeemed by us at a price of $0.01 per right at any time prior to the earlier of the rights’ expiration date or the close of business on the tenth day following the public announcement that a person has acquired beneficial ownership of 15% or more of the outstanding shares of common stock.

In the event that we are acquired in a merger or other business combination transaction, provision shall be made so that each holder of a right (other than a holder who is a 10%-or-more shareholder) shall have the right to receive, upon exercise thereof, that number of shares of common stock of the surviving company having a market value equal to two times the exercise price of the right. Similarly, if anyone becomes the beneficial owner of more than 10% of the then outstanding shares of common stock (except pursuant to an offer for all outstanding shares of common stock which the independent directors have deemed to be fair and in our best interest), provision will be made so that each holder of a right (other than a holder who is a 10%-or-more shareholder) shall thereafter have the right to receive, upon exercise thereof, common stock (or, in certain circumstances, cash, property or our other securities) having a market value equal to two times the exercise price of the right.

Antitakeover Legislation

We are subject to the provisions of Section 33-844 of the CBCA which prohibits a Connecticut corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination or the purchase of stock by which such person becomes an interested shareholder is approved by our board of directors, and by a majority of our non-employee directors, prior to the date on which the person becomes an interested shareholder. A “business combination” generally includes mergers, asset sales, some types of stock issuances and other transactions with, or resulting in a disproportionate financial benefit to, the interested shareholder. Subject to exceptions, an “interested shareholder” is a person who owns 10% or more of our voting power, or is an affiliate or associate of Stanley Black & Decker, Inc. and owned 10% or more of our voting power within the past five years.

Under our certificate of incorporation, the affirmative vote by the holders of 80% of our outstanding voting stock is required for the approval or authorization of any business combination involving an interested shareholder. This voting requirement does not apply if:

•	2/3 of our disinterested directors expressly approve the proposed business combination; or

•	The following conditions are satisfied:

•

The cash and fair market value of other consideration received on a per share basis by each shareholder is no less than the highest share price (or the equivalent value) paid by the interested shareholder in acquiring our capital stock; and

•	A proxy statement is mailed to all shareholders of the corporation for the purpose of soliciting shareholder approval of the business combination.

This 80% vote is required even if no vote or a lesser percentage is required by any applicable laws. Additionally, the affirmative vote of the holders of not less than 80% of our outstanding shares of capital stock is required to modify this section of our certificate of incorporation.

Notwithstanding the 80% vote required by our certificate of incorporation, we are also subject to Section 33-841 and Section 33-842 of the CBCA. These provisions generally require business combinations with an interested shareholder to be approved by the board of directors and then by the affirmative vote of at least:

•	the holders of 80% of the voting power of the outstanding shares of our voting stock; and

•	the holders of 2/3 of the voting power of the outstanding shares of our voting stock, excluding the voting stock held by the interested shareholder;

unless the consideration to be received by the shareholders meets certain price and other requirements set forth in Section 33-842 of the CBCA or unless the board of directors of the corporation has by resolution determined to exempt business combinations with that interested shareholder prior to the time that such shareholder became an interested shareholder.

We are also subject to Section 33-756(d) of the CBCA, generally requiring directors acting with respect to mergers, sales of assets and other specified transactions to consider, in determining what they reasonably believe to be in the best interests of the corporation, specified interests, including those of the corporation’s employees, customers, creditors and suppliers and any community in which any office or other facility of the corporation is located.

Limitation of Liability of Directors

The certificate of incorporation contains provisions permitted under the CBCA relating to the personal liability of directors. The provisions limit the personal liability to us or our shareholders of a director for monetary damages for breach of duty as a director to an amount that is not more than the compensation received by that director for serving us during the year of the violation. Our bylaws provide for the indemnification and reimbursement of, and advances of expenses to, any person that is made a party to an action by reason of the fact that he or she:

•	is or was our director, officer, employee or agent, or

•	served at our request as a director, officer, employee or agent of another corporation.

Our bylaws provide for indemnification of directors and officers to the fullest extent permitted by Connecticut law.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SWK.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•

the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	material U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant affected thereby.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. If any particular terms of the depositary agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.

In addition, Stanley Black & Decker, Inc. may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, we are being represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, as to matters of New York law; matters of Maryland law will be passed upon for us by Miles & Stockbridge P.C., Baltimore, Maryland, and matters of Connecticut law will be passed upon for us by Donald J. Riccitelli, our corporate counsel. Mr. Riccitelli beneficially owns and has rights to acquire less than one percent of our common stock.

EXPERTS

The consolidated financial statements of Stanley Black & Decker, Inc. and subsidiaries (the “Company”) as of January 1, 2011 and January 2, 2010 and for each of the three years in the period ended January 1, 2011 appearing in the Company’s Current Report (Form 8-K) dated November 14, 2011 (including the schedule appearing therein), and the effectiveness of the Company’s internal control over financial reporting as of January 1, 2011 appearing in the Company’s Annual Report (Form 10-K) for the year ended January 1, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of The Black & Decker Corporation and subsidiaries (“Black & Decker”) as of December 31, 2009 and December 31, 2008 and for each of the three years in the period ended December 31, 2009 appearing in the Company’s Current Report (Form 8-K) dated March 12, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$400,000,000

Stanley Black & Decker, Inc.

% Fixed-to-Floating Rate Junior Subordinated Debentures due 2053

Preliminary Prospectus Supplement

Joint Book-Running Managers

Deutsche Bank Securities

Goldman, Sachs & Co.

Wells Fargo Securities

Co-Managers

BNP PARIBAS

BofA Merrill Lynch

Citigroup

Credit Suisse

J.P. Morgan

            , 2013